Exhibit 5.1

[    ], 2017

Bitcoin Investment Trust

c/o Grayscale Investments, LLC

636 Avenue of the Americas

New York, New York 10011

Re:	Bitcoin Investment Trust

Ladies and Gentlemen:

We have acted as special Delaware counsel to Bitcoin Investment Trust (the “Trust”), a Delaware statutory trust, in connection with the matters set forth herein. This opinion is being delivered to you at your request.

We have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including the following documents:

(a)	The Certificate of Trust of the Trust, as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on September 13, 2013 (the “Certificate of Trust”);

(b)

The Declaration of Trust and Trust Agreement of the Trust, dated as of September 13, 2013, between Grayscale Investments, LLC (f/k/a Alternative Currency Asset Management, LLC), a Delaware limited liability company, as sponsor (the “Sponsor”), SecondMarket Holdings, Inc. (solely with respect to Section 3 thereof) and CSC Trust Company of Delaware, a Delaware corporation, as trustee (the “Trustee”), as amended and restated by the Amended and Restated Declaration of Trust and Trust Agreement, dated as of September 25, 2013, in the form attached as exhibit H-1 to IMO: Bitcoin Investment Trust Established Under Trust Agreement Dated as of September 13, 2013, C.A. No. 12802-MZ (Del. Ch. February 9, 2017) (ORDER), as further amended and restated by the Second Amended and Restated Declaration of Trust and Trust Agreement, dated as of December 26, 2014, , in the form attached as exhibit H-2 to IMO: Bitcoin Investment Trust Established Under Trust Agreement Dated as of September 13, 2013, C.A.

Bitcoin Investment Trust

[    ], 2017

No. 12802-MZ (Del. Ch. February 9, 2017) (ORDER), and as further amended and restated by the Third Amended and Restated Declaration of Trust and Trust Agreement, dated as of January 1, 2016 (as so amended and restated, the “Trust Agreement”);

(c)	The form of Fourth Amended and Restated Declaration of Trust and Trust Agreement, to be entered into by the Trustee and the Sponsor (as so amended and restated, the “Amended and Restated Trust Agreement”);

(d)	Amendment No. [ ] to the Registration Statement on Form S-1 (the “Registration Statement”), including a preliminary prospectus (the “Prospectus”), filed by the Sponsor and the Trust with the Securities and Exchange Commission (the “SEC”) on or about the date hereof relating to up to $[ ] shares to be issued by the Trust representing units of fractional undivided beneficial interests in the assets of the Trust (each, a “Share” and collectively, the “Shares) and [ ] shares of the Trust representing units of fractional undivided beneficial interests in the assets of the Trust previously issued by the Trust and held by certain selling shareholders (the “Selling Shareholder Shares”);

(e)	A Certificate of the Sponsor with respect to certain matters, dated on or about the date hereof; and

(f)	A Certificate of Good Standing for the Trust, dated [ ], 2017, obtained from the Secretary of State.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures. Capitalized terms used herein and not otherwise defined are used as defined in, or by reference in, the Amended and Restated Trust Agreement, except that references herein to any document shall mean such document as in effect on the date hereof.

Based upon and subject to the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinbelow, it is our opinion that:

1.    The Trust is validly existing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801 et seq. (the “Act”) and has the power and authority to issue and deliver the Shares.

2.    When the Shares to be issued by the Trust have been delivered and sold to and paid for by the subscribers thereof as contemplated in the Registration Statement and the Amended and Restated Trust Agreement, such Shares will be validly issued and will be fully paid and nonassessable beneficial interests in the Trust.

Bitcoin Investment Trust

[    ], 2017

3.    The Selling Shareholder Shares are validly issued, fully paid and nonassessable beneficial interests in the Trust.

The foregoing opinions are subject to the following assumptions, exceptions, qualifications and limitations:

A.    This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

B.    We have assumed (i) that the Trust Agreement constitutes and the Amended and Restated Trust Agreement will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including, without limitation, the creation, operation and termination of the Trust and that the Trust Agreement and the Certificate of Trust are in full force and effect and have not been amended and that the Amended and Restated Trust Agreement will be effective as of the time the Shares are issued, (ii) the due creation, due formation or due organization, as the case may be, and valid existence in good standing of each party to the documents (other than the Trust) examined by us under the laws of the jurisdiction governing its creation, formation or organization, (iii) the legal capacity of each natural person who is a signatory to the documents examined by us, (iv) that each of the parties to the documents (other than the Trust) examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents (other than the Trust) examined by us, (vi) the due submission to the Sponsor or its delegate of a Creation Order by each Participant, (vii) the due acceptance by the Sponsor or its delegate of each Creation Order and the due issuance pursuant to the Amended and Restated Trust Agreement of the Shares to each Shareholder, (viii) the payment by each Shareholder to the Trust of the full consideration due from it for the Shares subscribed to by it, (ix) the Shares will be offered and sold as described in the Registration Statement and the Amended and Restated Trust Agreement, (x) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to its amendment or restatement from time to time, (xi) the due submission to the Sponsor or its delegate of a Creation Order by each person to whom a Selling Shareholder Share was issued, (xii) the due acceptance by the Sponsor or its delegate of each Creation Order and the due issuance pursuant to the Trust Agreement of the Selling Shareholder Shares to each person to whom a Selling Shareholder Share was issued, (xiii) the payment by each Person to whom a Selling Shareholder Share was issued by the Trust of the full consideration due from it for the Selling Shareholder Shares received and (xiv) the Selling Shareholder Shares were offered and sold to the holders thereof in accordance with the Trust Agreement.

Bitcoin Investment Trust

[    ], 2017

C.    We have not participated in the preparation of the Registration Statement or the Prospectus (except for providing this opinion) and assume no responsibility for its contents.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading “Legal Matters” in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

JWP/AYS